UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 27, 2013

GREENKRAFT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53047	20-8767728
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 S. Birch Street, Santa Ana, CA	92797
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (714) 545-7777

Sunrise Global Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events

The Company has changed its corporate name from “Sunrise Global Inc.” to “Greenkraft, Inc” effective December 27, 2013.  In addition, the Company’s board of directors of has approved a 2-for-1 forward stock split of its currently outstanding shares of common stock.  The record date for the forward split is December 26, 2013.  The pre-split total shares of the Company’s common stock outstanding was 42,557,830 and post-split total shares of the Company’s common stock outstanding will be 85,115,660.

The Company received notice from FINRA/OTC Corporate Actions that the name change and forward stock split will take effect at the open of business on December 27, 2013 under the symbol “SGBLD”.  The “D “ (which was added to signify that the forward stock split has occurred) will be removed in 20 business days and the Company’s new symbol on that date will be “GKIT”. In connection with these actions, a new CUSIP number of 39530U100 has been assigned to the Company’s common stock effective December 27, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENKRAFT, INC.

(Registrant)

Date: December 27, 2013	By:	/s/ George Gemayel
George Gemayel, President

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